EXHIBIT 3.1

Adopted: December 13, 2001
Amended as of: April 7, 2009
BY-LAWS
OF
PULTE HOMES, INC.
ARTICLE I
OFFICES
     SECTION 1.1 Registered Office. The registered office of the Corporation shall be located at the Corporation’s principal executive offices, 100 Bloomfield Hills Parkway, Suite 300 in the City of Bloomfield Hills, County of Oakland, and State of Michigan, or at such other place as may be designated as the registered office by the Board of Directors.
     SECTION 1.2 Other Offices. The Corporation may also have other offices or conduct business at such other places, both within and without the State of Michigan, as the Board of Directors may from time to time determine or as the business of the Corporation may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
     SECTION 2.1 Place of Meetings. All meetings of the shareholders shall be held at the registered office of the Corporation, or at such place either within or without the State of Michigan as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.
     SECTION 2.2 Annual Meeting of Shareholders. The annual meeting of shareholders shall be held, in each year, on the second Thursday in May, if not a legal holiday in the State in which the meeting shall be held, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. If the annual meeting is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.
     At each annual meeting the shareholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.
     SECTION 2.3 Other Meetings. Meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Michigan, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     SECTION 2.4 Voting. Each shareholder entitled to vote in accordance with the terms of the Articles of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder and with respect to each question, but no proxy shall be voted after six months from its date unless such proxy provides for a longer period. Each proxy shall be in writing and shall be signed by the shareholder or his authorized agent or representative. Votes may be cast orally, in writing or by electronic transmission in the discretion of the officer or other individual presiding at such meeting, but the Board of Directors in its discretion may require that the vote for directors and the vote upon any question before the meeting shall be by ballot. Any shareholder or proxy holder who participates in a shareholder meeting by means of a conference telephone or similar communications device pursuant to Section 2.10 shall be permitted to vote orally. All elections for directors shall be decided by majority vote of the quorum except as otherwise provided by the Articles of Incorporation or the laws of the State of Michigan. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the officer presiding at the meeting.
     SECTION 2.5 List of Shareholders. The officer or agent who has charge of the stock ledger or stock transfer books for shares of the Corporation shall prepare, make and certify, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the shareholders’ meeting and at any adjournment thereof, arranged in alphabetical order within each class and series of stock, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.
     SECTION 2.6 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote at a meeting, whether present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. Once a quorum is present at a meeting, all holders of shares entitled to vote at the meeting and all holders of proxies for such shares present at such meeting may continue to conduct the proper business of the meeting until its adjournment notwithstanding the withdrawal of enough shareholders or proxy holders to leave less than a quorum. If, however, such quorum shall not be initially present or represented at any meeting of the shareholders, a majority of the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time and to another place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
     SECTION 2.7 Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Board of Directors, the President, or the Secretary, and shall be called by the Board of Directors, the President, or the Secretary upon a request in writing therefor stating the purpose or purposes thereof signed by a majority of the Board of Directors or by the holders of not less than twenty percent of the capital stock of the Corporation issued and outstanding and entitled to vote thereat. Only business germane to the purpose or purposes for which the meeting was called shall be transacted at a special meeting of shareholders.

     SECTION 2.8 Notice of Meetings. Except as may be provided by statute, written notice or notice by electronic transmission of an annual or special meeting of shareholders stating the place, if any, date and time of the meeting, and the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the shareholders entitled to vote thereat.
     SECTION 2.9 Action Without Meeting. Any action required or permitted to be taken at an annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the minutes of proceedings of shareholders. Such consents shall have the same effect as a vote of shareholders for all purposes. Prompt notice shall be given to all the shareholders of the taking of corporate action without a meeting by less than unanimous written consent.
     SECTION 2.10 Remote Communication Attendance. A shareholder may participate in a shareholders’ meeting by a conference telephone or by other means of remote communication through which all persons participating in the meeting may communicate with the other participants, if the Board of Directors determines to permit such participation and (a) the means of remote communication allowed are included in the notice of the meeting, or (b) if notice is waived or not required. All participants shall be advised of the means of remote communication and the names of the participants in the meeting shall be divulged to all participants. Participation in a meeting pursuant to this Section constitutes presence in person at such meeting. The Board of Directors may hold a meeting of shareholders conducted solely by means of remote communication.
ARTICLE III
DIRECTORS
     SECTION 3.1 Resignations. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing or by electronic transmission, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.
     SECTION 3.2 Removal. A director or the entire board may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.
     SECTION 3.3 Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that such a committee shall not have the power or authority to:
(a)	Amend the Articles of Incorporation.

(b)	Adopt an agreement of merger or consolidation.

(c)	Recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporations property and assets.

(d)	Recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution.

(e)	Amend the By-Laws of the Corporation.

(f)	Fill vacancies in the Board.

(g)	Fix compensation of the directors for serving on the Board or on a committee.

(h)	Declare a dividend.

(i)	Authorize the issuance of stock.
Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A committee, and each member thereof, shall serve at the pleasure of the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
     The Corporation shall have an Executive Committee. Between meetings of the Board of Directors, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation except as provided above for committees generally. All actions and decisions of the Executive Committee shall require the approval and consent of all members thereof. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee.
     The Corporation shall have an Audit Committee. The duties of the Audit Committee shall be the following:

1.	Recommending to the Board of Directors the engaging and discharging of the independent auditors.

2.	Directing and supervising special investigations.

3.	Reviewing with the independent auditors the plan (including the scope, fee and timing) of the audit and reviewing with the independent auditors the results of the auditing engagement.

4.	Approving of each professional service to be provided by the independent auditors prior to the performance of such service, including the fee arrangement for such services.

5.	Reviewing with the independent auditors and management the proposed annual earnings report before the annual earnings report is released to the public.

6.	Approving any change in accounting principles and practices and any significant proposed adjustments to any financial statements.

7.	Reviewing with the independent auditors and management the Corporation’s policies and procedures with respect to, and the adequacy of, the Corporation’s internal auditing, accounting and financial controls.

8.	Reviewing on a periodic basis the Corporation’s business practices policy and inquiring on any deviations from that policy.

9.	Reviewing with the independent auditors management’s response to recommendations made by the auditors to management as a result of the audit or otherwise, including any recommendations relating to internal accounting controls, choice of accounting principles or management systems and determining the extent to which the recommendations by the independent auditors have been implemented.

10.	Performing any other functions assigned to the Audit Committee by the Board of Directors.
     The Corporation shall have a Compensation Committee. The duties of the Compensation Committee shall be the following:
1.	Recommendation to the Board of Directors of the compensation arrangements for senior management and directors.

2.	Recommendation to the Board of compensation plans in which officers or directors are eligible to participate.

3.	Granting of options under the Company’s Stock Option Plans.

     The Corporation shall have a Nominating Committee. The Nominating Committee shall consider the performance of incumbent directors and recommend to the shareholders nominees for election as directors. The Nominating Committee shall also consider nominees for directors recommended by the shareholders, if such nominations are submitted in accordance with the requirements set forth in Section 3.10, and shall perform any other functions assigned by the Board of Directors.
     SECTION 3.4 Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Michigan.
     The first meeting of each newly elected Board of Directors for the purpose of organization and the transaction of any business which may come before the meeting may be held immediately after the annual meeting of the shareholders, if a quorum be present, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting. In the event such meeting is not held immediately after the annual meeting of the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.
     Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.
     Special meetings of the Board may be called by the President or by the Secretary in their discretion, and shall be called by the President or the Secretary upon receiving notice of any two directors in a matter permitted under Section 7.4. Special meetings shall be called by at least 48 hours notice in a manner permitted under Section 7.4. The notice shall specify the purpose or purposes of and the place and time of the special meeting. Only business germane to the purpose or purposes for which the meeting was called shall be transacted at a special meeting.
     SECTION 3.5 Quorum. At all meetings of the Board or of a committee thereof a majority of the directors then in office or of the members of such committee shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors or of the committee, respectively, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If at any meeting of the Board of Directors or of a committee there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time and to another place until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. At such an adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.
     SECTION 3.6 Compensation. The Board by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors, officers or members of a committee, including, but not limited to, payment of the directors’ expenses, if any, of attendance at each meeting of the Board of Directors and payment of a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
     SECTION 3.7 Action Without Meetings. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, without prior notice and without a vote, if prior to such action a consent to the action in writing or by electronic transmission thereto is signed by all members of the Board, or of such committee as the case may be, and such consent is filed with the minutes of proceedings of the Board or committee. Such consents shall have the same effect as a vote of the Board of Directors or of the committee for all purposes.
     SECTION 3.8 Waiver of Notice. Attendance of a director at a meeting constitutes a waiver of notice of the meeting unless such director attends such meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
     SECTION 3.9 Remote Communication Participation. Members of the Board of Directors or any Board committee may participate in a Board or Board committee meeting by means of conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this Section 3.9 constitutes presence in person at the meeting.
     SECTION 3.10 Shareholder Nominations. As provided in Section 3.3, nominations for the election of directors shall be made by the Nominating Committee of the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice or notice by electronic transmission of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary of the Corporation not later than 60 days in advance of such meeting (except that, if public disclosure of the meeting is made less than 70 days prior to the meeting, the notice need only be received within 10 days following such public disclosure). Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
ARTICLE IV
OFFICERS
     SECTION 4.1 Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Chairman of the Executive Committee, a Secretary and a Treasurer. In addition, the Board of Directors may elect such Vice Presidents, Assistant Secretaries and Assistant Treasurers as the Board of Directors may deem proper. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. None of the officers of the Corporation need be directors except the Chairman of the Board of Directors. Any number of offices may be held by the same person, except that the same person shall not act as both President and Secretary. Anything to the contrary notwithstanding, the Board of Directors may, at its sole option, choose one of its members to serve as Co-Chairman of the Executive Committee together with the officer chosen to serve as Chairman of the Executive Committee; provided, however, that the individual so chosen as Co-Chairman shall not, by virtue of such selection, be or become an officer of the Corporation for any purpose whatsoever.
     SECTION 4.2 Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
     SECTION 4.3 Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.
     SECTION 4.4 Tenure and Removal. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors in office. An officer may resign by written notice to the Corporation. The resignation shall be effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
     SECTION 4.5 Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and of the Board of Directors, and shall have and perform such other duties as from time to time may be determined by the Board of Directors.
     SECTION 4.6 Chief Executive Officer. Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer of the Corporation shall have the general powers of supervision and management of the business and affairs of the Corporation usually vested in the chief executive officer of a corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The chief executive officer may delegate to the other officers such of his or her authority and duties at such time and in such manner as he or she deems advisable.
     SECTION 4.7 President. Unless otherwise provided by the Board of Directors, the President shall have the general powers and duties of supervision and management usually vested in the office of the president of a corporation and shall see that all orders and policies of the Board are carried into effect. In the absence or non-election of the Chairman of the Board of Directors, the President shall preside at all meetings of the shareholders if present thereat and at all meetings of the Board of Directors. Unless the Board of Directors shall have designated an Executive Vice President or other officer to be the Chief Operating Officer, the President shall be the Chief Operating Officer of the Corporation.
     SECTION 4.8 Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee and shall have and perform such other duties as from time to time may be determined by the Board of Directors. In the absence or non-election of the Chairman of the Board of Directors and of the President, he shall preside at all meetings of the shareholders if present thereat, and at all meetings of the Board of Directors.
     SECTION 4.9 Executive Vice President. The Board of Directors may designate one or more Executive Vice Presidents and may grant other Vice Presidents titles which describe their functions or specify their order of seniority. The Executive Vice President and Vice Presidents shall assist and act under the direction of the Corporation’s chief executive officer, unless otherwise determined by the Board of Directors or the chief executive officer. In the absence or disability of the President, the authority of the President shall descend to the Executive Vice Presidents or, if there are none, to the Vice Presidents in the order of seniority indicated by their titles or otherwise specified by the Board. If not specified by their titles or the Board, the authority of the President shall descend to the Executive Vice Presidents or, if there are none, to the Vice Presidents, in the order of their seniority in such office.
     SECTION 4.10 Vice President. The Vice President shall act under the direction of the President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     SECTION 4.11 Treasurer. The Treasurer shall act under the direction of the President. Unless otherwise provided by the President, the Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of assets, liabilities, receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.
     SECTION 4.12 Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers shall act under the direction of the President and the Treasurer, and, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the President, Treasurer or Board of Directors may from time to time prescribe.
     SECTION 4.13 Secretary. The Secretary shall act under the direction of the President. Unless otherwise provided by the President, the Secretary shall give, or cause to be given, notice of all meetings of shareholders and of special meetings of the Board of Directors, and all other notices required by law or by these By-Laws, and in the case of his absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the President, or by the directors, or shareholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the shareholders of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall perform like duties for the standing committees when required. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.
     SECTION 4.14 Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, shall act under the direction of the President and the Secretary, and in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the President, Secretary or Board of Directors may from time to time prescribe.
ARTICLE V
PROVISIONS REGARDING STOCK OF THE CORPORATION
     SECTION 5.1 Certificates of Stock. Every holder of shares of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. The seal of the Corporation or a facsimile thereof may, but need not, be affixed to the certificates of stock. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
     SECTION 5.2 Classes and Series of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in the Michigan Business Corporation Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
     SECTION 5.3 Lost Certificate. The Board of Directors may direct a new certificate for shares to be issued in the place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing the issuance of such new certificate the directors may in their discretion and as a condition precedent to the issuance thereof, impose any reasonable terms and conditions to such issuance, including, but not limited to, requiring the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.
     SECTION 5.4 Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for one or more shares duly endorsed and accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer, if when the certificates are presented for transfer, both the transferor and the transferee request the Corporation to do so.

     SECTION 5.5 Shareholders Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to, or dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for any other purpose or action, the Board of Directors may fix, in advance, a record date, which shall be the date upon which an individuals status as a shareholder for such purpose or action shall be determined and which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no Record Date is fixed:
(a)	the Record Date for determining the shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of business on the day on which notice of the meeting is given, or, if no notice is given, at the close of business on the day next preceding the day on which the meeting is held; and

(b)	the Record Date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors first adopts a resolution relating thereto.
A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
     SECTION 5.6 Registered Shareholders. The Corporation shall be entitled to treat the record holder of any shares of stock of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares (such as voting and dividends), and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person except as otherwise provided by applicable statute. Any such purchaser, assignee, transferee or other person shall not be entitled to receive notice of the meetings of shareholders, to vote at such meetings, to examine a complete list of the shareholders entitled to vote at meetings, or to own, enjoy, and exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.
     SECTION 5.7 Dividends. Subject to the provisions of the Articles of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.
ARTICLE VI
INDEMNIFICATION
     The Corporation shall, to the fullest extent authorized or permitted by the Michigan Business Corporation Act, (a) indemnify any person, and his or her heirs, personal representatives, executors, administrators and legal representatives, who was, is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, “Covered Matters”); and (b) pay or reimburse the reasonable expenses incurred by such person and his or her heirs, executors, administrators and legal representatives in connection with any Covered Matter in advance of final disposition of such Covered Matter. The Corporation may provide such other indemnification to directors, officers, employees and agents by insurance, contract or otherwise as is permitted by law and authorized by the Board of Directors.
ARTICLE VII
GENERAL PROVISIONS
     SECTION 7.1 Seal. The Board of Directors may, but need not, adopt a corporate seal for the Corporation. The corporate seal, if adopted, shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words “CORPORATE SEAL MICHIGAN”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     SECTION 7.2 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
     SECTION 7.3 Checks. All checks, drafts, demands or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate.
     SECTION 7.4 Notice. All notices to shareholders, directors and Board committee members shall be given (a) personally, (b) by mail (registered, certified or other first class mail, except where otherwise provided in the Michigan Business Corporation Act, with postage pre-paid), addressed to such person at the address designated by him or her for that purpose or, if none is designated, at his or her last known address, (c) by electronic transmission in a manner authorized by the person, or (d) as otherwise provided in the Michigan Business Corporation Act. In addition to any other form of notice to a shareholder permitted by the Articles of Incorporation, these Bylaws, or the Michigan Business Corporation Act, any notice given to a shareholder by a form of electronic transmission to which the shareholder has consented is effective. Notices to directors or Board committee members may also be delivered at his or her office on the Corporation’s premises, if any, or by express carrier, addressed to the address referred to in the first sentence of this Section. When a notice is required or permitted by the Michigan Business Corporation Act or these By-Laws to be given in writing, electronic transmission is written notice. Notices given pursuant to this Section 7.4 shall be deemed to be given when dispatched, or, if mailed, when deposited in a post office or official depository under the exclusive care and custody of the United States postal service; provided that when a notice or communication is permitted by the Michigan Business Corporation Act or these By-Laws to be transmitted electronically, the notice or communication is given when electronically transmitted to the person entitled to the notice or communication in a manner authorized by the person. Notices given by express carrier shall be deemed “dispatched” on the day and at the time the express carrier guarantees delivery of the notice. The Corporation shall have no duty to change the written or electronic address of any director, Board committee member or shareholder unless the Secretary receives notice in writing or by electronic transmission of such address change.
     SECTION 7.5 Waiver of Notice. Action may be taken without a required notice and without lapse of a prescribed period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in the case of a shareholder, his or her attorney-in-fact, submits a signed waiver or a waiver by electronic transmission of the requirements, or if such requirements are waived in such other manner permitted by applicable law. Neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of the meeting. A shareholder’s attendance at a meeting (in person or by proxy) will result in both of the following:
(a)	Waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

(b)	Waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
     A director’s attendance at or participation in any Board or Board committee meeting waives any required notice to him or her of the meeting unless he or she, at the beginning of the meeting or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.
     SECTION 7.6 Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the Corporation.

     SECTION 7.7 Scope of By-Laws. These By-Laws shall govern the internal affairs of the Corporation to the extent they are consistent with applicable law and the Articles of Incorporation. Nothing contained in these By-Laws shall, however, prevent the imposition by contract of greater voting, notice or other requirements than those set forth in these By-Laws.
ARTICLE VIII
AMENDMENTS
     SECTION 8.1 By-Law Amendments. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the shareholders or by the Board of Directors at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting. The shareholders may from time to time specify particular provisions of the By-Laws which shall not be altered, amended or repealed by the Board of Directors.
ARTICLE IX
RESTRICTIONS ON TRANSFER OF SHARES
     SECTION 9.1 Definitions. As used in this Article IX, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation §§ 1.382-2T, 1.382-3 and 1.382-4 shall include any successor provisions):
     (a) “4.9-percent Transaction” means any Transfer described in clause (a) or (b) of Section 9.2 of this Article IX.
     (b) “4.9-percent Shareholder” a Person who owns 4.9% or more of the Corporation’s then-outstanding Common Shares, whether directly or indirectly, and including shares such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.
     (c) “Agent” has the meaning set forth in Section 9.5 of this Article IX.
     (d) “Common Shares” means any interest in Common Shares, par value $0.01 per share, of the Corporation that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).
     (e) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rulings issued thereunder.
     (f) “Corporation Security” or “Corporation Securities” means (i) Common Shares, (ii) shares of preferred stock issued by the Corporation (other than preferred stock described in

Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation §§ 1.382-2T(h)(4)(v)) and 1.382-4 to purchase Securities of the Corporation, and (iv) any Shares.
     (g) “Effective Date” means the date of the adoption of this amendment by the Board of Directors.
     (h) “Excess Securities” has the meaning given such term in Section 9.4 of this Article IX.
     (i) “Expiration Date” means the earlier of (i) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article IX is no longer necessary for the preservation of Tax Benefits, (ii) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward or (iii) such date as the Board of Directors shall fix in accordance with Section 9.12 of this Article IX.
     (j) “Percentage Share Ownership” means the percentage Share Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation §§ 1.382-2T(g), (h), (j) and (k) and 1.382-4 or any successor provision.
     (k) “Person” means any individual, firm, corporation or other legal entity, including a group of persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.
     (l) “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.
     (m) “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article IX.
     (n) “Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).
     (o) “Purported Transferee” has the meaning set forth in Section 9.4 of this Article IX.
     (p) “Securities” and “Security” each has the meaning set forth in Section 9.4 of this Article IX.
     (q) “Shares” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).
     (r) “Share Ownership” means any direct or indirect ownership of Shares, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.

     (s) “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.
     (t) “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a person, other than the Corporation, that alters the Percentage Share Ownership of any Person. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation §§ 1.382-2T(h)(4)(v) and 1.382-4). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Shares by the Corporation.
     (u) “Transferee” means any Person to whom Corporation Securities are Transferred.
     (v) “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.
     SECTION 9.2 Transfer And Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of this Article IX any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or Persons would become a 4.9-percent Shareholder or (b) the Percentage Share Ownership in the Corporation of any 4.9-percent Shareholder would be increased.
     SECTION 9.3 Exceptions.
     (a) Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)) shall be permitted.
     (b) The restrictions set forth in Section 9.2 of this Article IX shall not apply to an attempted Transfer that is a 4.9-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Section 9.3 of Article IX, the Board of Directors, may, in its discretion, require (at the expense of the transferor and/or Transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 of the Code limitation on the use of the Tax Benefits; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Shares acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article IX through duly authorized officers or agents of the Corporation. Nothing in this Section 9.3 of this Article IX shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.
     SECTION 9.4 Excess Securities.
     (a) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee") shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities"). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 9.5 of this Article IX or until an approval is obtained under Section 9.3 of this Article IX. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of Sections 9.4 or 9.5 of this Article IX shall also be a Prohibited Transfer.
     (b) The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its share transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article IX, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of shares and other evidence that a Transfer will not be prohibited by this Article IX as a condition to registering any transfer.
     SECTION 9.5 Transfer To Agent. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent"). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 9.6 of this Article IX if the Agent rather than the Purported Transferee had resold the Excess Securities.
     SECTION 9.6 Application Of Proceeds And Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 9.6 of Article IX. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 9.6 of Article IX inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder.
     SECTION 9.7 Modification Of Remedies For Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Michigan law (“Securities,” and individually, a “Security") but which would cause a 4.9-percent Shareholder to violate a restriction on Transfers provided for in this Article IX, the application of Sections 9.5 and 9.6 of this Article IX shall be modified as described in this Section 9.7 of this Article IX. In such case, no such 4.9-percent Shareholder shall be required to dispose of any interest that is not a Security, but such 4.9-percent Shareholder and/or any Person whose ownership of Securities is attributed to such 4.9-percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.9-percent Shareholder, following such disposition, not to be in violation of this Article IX. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 9.5 and 9.6 of this Article IX, except that the maximum aggregate amount payable either to such 4.9-percent Shareholder, or to such other Person that was the direct holder of such

Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such 4.9-percent Shareholder or such other Person. The purpose of this Section 9.7 of Article IX is to extend the restrictions in Sections 9.2 and 9.5 of this Article IX to situations in which there is a 4.9-percent Transaction without a direct Transfer of Securities, and this Section 9.7 of Article IX, along with the other provisions of this Article IX, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.
     SECTION 9.8 Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section 9.5 of this Article IX (whether or not made within the time specified in Section 9.5 of this Article IX), then the Corporation shall promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 9.8 of Article IX shall (i) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article IX being void ab initio, (ii) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (iii) cause any failure of the Corporation to act within the time periods set forth in Section 9.5 of this Article IX to constitute a waiver or loss of any right of the Corporation under this Article IX. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article IX.
     SECTION 9.9 Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of this Article IX who knowingly violates the provisions of this Article IX and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.
     SECTION 9.10 Obligation To Provide Information. As a condition to the registration of the Transfer of any Shares, any Person who is a beneficial, legal or record holder of Shares, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article IX or the status of the Tax Benefits of the Corporation.
     SECTION 9.11 Legends. The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of Shares that are subject to the restrictions on transfer and ownership contained in this Article IX bear the following legend:
“THE BY-LAWS, AS AMENDED (THE “BY-LAWS”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE BY-LAWS) OF COMMON SHARES OF THE CORPORATION (INCLUDING THE CREATION

OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A 4.9 PERCENT SHAREHOLDER UNDER THE CODE AND SUCH REGULATIONS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE SHARES WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE BY-LAWS) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE BUSINESS CORPORATION ACT OF THE STATE OF MICHIGAN (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S BY-LAWS TO CAUSE THE 4.9 PERCENT SHAREHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE BY-LAWS, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”
The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of Shares that are subject to conditions imposed by the Board of Directors under Section 9.3 of this Article IX also bear a conspicuous legend referencing the applicable restrictions.
     SECTION 9.12 Authority Of Board Of Directors.
     (a) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article IX, including, without limitation, (i) the identification of 4.9-percent Shareholders, (ii) whether a Transfer is a 4.9-percent Transaction or a Prohibited Transfer, (iii) the Percentage Share Ownership in the Corporation of any 4.9-percent Shareholder, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee pursuant to Section 9.6 of this Article IX, and (vi) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article IX. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article IX for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article IX.

     (b) Nothing contained in this Article IX shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate or extend the Expiration Date, (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article IX, (iii) modify the definitions of any terms set forth in this Article IX or (iv) modify the terms of this Article IX as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Shareholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.
     (c) In the case of an ambiguity in the application of any of the provisions of this Article IX, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article IX requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article IX. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article IX. The Board of Directors may delegate all or any portion of its duties and powers under this Article IX to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article IX through duly authorized officers or agents of the Corporation. Nothing in this Article IX shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.
     SECTION 9.13 Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article IX. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any shareholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

     SECTION 9.14 Benefits Of This Article IX. Nothing in this Article IX shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article IX. This Article IX shall be for the sole and exclusive benefit of the Corporation and the Agent.
     SECTION 9.15 Severability. The purpose of this Article IX is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article IX or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article IX.
     SECTION 9.16 Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article IX, (a) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

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